Exhibit 10.20

FIRST HAWAIIAN, INC.

2016 OMNIBUS INCENTIVE COMPENSATION PLAN

FORM OF

RESTRICTED SHARE AWARD AGREEMENT

This Restricted Share Award Agreement (this “Award Agreement”) evidences an award of restricted shares (the “Restricted Shares”) by First Hawaiian, Inc., a Delaware corporation (“First Hawaiian”), under the First Hawaiian, Inc. 2016 Omnibus Incentive Compensation Plan (as amended, supplemented or modified, from time to time, the “Plan”).  Capitalized terms used but not defined in this Award Agreement have the meanings given to them in the Plan.

Name of Grantee:	_______________ (the “Grantee”).
Grant Date:	_______________ (the “Grant Date”).
Number of Restricted Shares:	______________________.

Vesting:

One-third of the total number of Restricted Shares granted will vest on each of the first, second and third anniversaries of the Grant Date (each date, a “Vesting Date”), provided, that, except as otherwise provided herein, if the Grantee’s employment with First Hawaiian is terminated for any reason, any unvested Restricted Shares will automatically be cancelled by or revert to First Hawaiian and the Grantee will forfeit any rights or interests in such Restricted Shares without compensation.

Notwithstanding the foregoing:

A.    In the event the employment of the Grantee is terminated by reason of death or Disability, the Restricted Shares will immediately vest in full as of the date of such termination;

B.    In the event the employment of the Grantee is terminated by reason of Retirement, the Restricted Shares will immediately vest on a pro-rata basis, determined by multiplying the number of Restricted Shares that were otherwise scheduled to vest on the next Vesting Date by the number of full months for which the Grantee was continuously employed at First Hawaiian since the previous Vesting Date, and dividing the product by 12; and

C.    Upon a Change in Control, the Restricted Shares will be treated in accordance with the Plan.

Delivery:

As of the Grant Date, one or more Certificates representing the Restricted Shares will be registered in the name of the Grantee, but will be held by First Hawaiian or its designated agent until the applicable vesting date. Notwithstanding the foregoing, First Hawaiian may, in its sole and absolute discretion and in accordance with the terms of the Plan and applicable law, issue the Restricted Shares in the form of uncertificated shares credited to a book entry account, subject to the restrictions on transferability imposed by this Award Agreement.

No later than 30 days after the applicable vesting date, First Hawaiian will deliver to the Grantee evidence of ownership of one Share for each vested Restricted Share, subject to applicable tax withholding.

Non-Transferability of the Restricted Shares:

Prior to the applicable vesting date, the Restricted Shares may not be sold, exchanged, transferred, assigned, pledged, hypothecated, fractionalized, hedged or otherwise disposed of (including through the use of any cash-settled instrument) in any manner other than by will or by the laws of descent and distribution, and any attempt to sell, exchange, transfer, assign, pledge, hypothecate, fractionalize, hedge or otherwise dispose of the Shares delivered in respect of the Restricted Shares in violation of this Award Agreement shall be void and of no effect and First Hawaiian shall have the right to disregard the same on its books and records and advise the registrar and transfer agent to place a stop order against the transfer of such Shares.

First Hawaiian may affix to Certificates or to the book entry account holding Shares issued pursuant to this Award Agreement any legend that the Committee reasonably determines to be necessary or advisable to reflect the transfer restrictions.

Dividends:

The Grantee will be the beneficial owner of the Restricted Shares and shall have the rights of a shareholder of First Hawaiian with respect to the Shares, including full voting rights and the right to receive all dividends without restrictions at the times and in the manner paid to shareholders generally.

All Other Terms:	As set forth in the Plan.

The Plan is incorporated herein by reference.  Except as otherwise set forth in the Award Agreement, the Award Agreement and the Plan constitute the entire agreement and understanding of the parties with respect to the Restricted Shares.  In the event that any provision of the Award Agreement is inconsistent with the Plan, the terms of the Plan will control.  Except as specifically provided herein, in the event that any provision of this Award Agreement is inconsistent with any employment agreement between the Grantee and First Hawaiian (“Employment Agreement”), the terms of the Employment Agreement will control.  By accepting this Award, the Grantee agrees to be subject to the terms and conditions of the Plan.

This Award Agreement may be executed in counterparts, which together will constitute one and the same original.

IN WITNESS WHEREOF, the parties have caused this Award Agreement to be duly executed and effective as of the Grant Date.

FIRST HAWAIIAN, INC.

By: ______________________________

Name:

Title:

[NAME OF GRANTEE]

__________________________________